UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 13, 2011

BASSETT FURNITURE INDUSTRIES, INCORPORATED
(Exact name of registrant as specified in its charter)

VIRGINIA	0-209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 FAIRYSTONE PARK HIGHWAY BASSETT, VIRGINIA	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 276/629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(d) Director Election

Effective October 11, 2011, the Board elected J. Walter McDowell as a director. Mr. McDowell was elected to serve until the 2012 Annual Meeting of Stockholders and thereafter if re-elected until his successor is duly elected and qualified. Mr. McDowell was elected upon the recommendation of the Organization, Compensation and Nominating Committee of the Board.  The Board has not made a determination as to a Board committee on which Mr. McDowell will serve. Mr. McDowell will receive compensation for his Board service as a non-employee director consistent with the Company’s director compensation program as described in the Company’s most recent proxy statement.  Mr. McDowell has been a private investor and business consultant since 2007. From 2005 to 2007, Mr. McDowell was CEO of Carolinas/Virginia Banking at Wachovia Corporation, where his career spanned 35 years.

Item 8.01	Other Events

On October 13, 2011 Bassett Furniture Industries issued a news release relating to the declaration of a regular quarterly dividend of $0.035 per share on outstanding common stock payable on December 1, 2011, to shareholders of record at the close of business November 15, 2011.  A copy of the news release with this information is attached to the report as Exhibit 99.

Item 9.01	Financial Statements and Exhibits

Exhibit 99            News release issued by Bassett Furniture Industries, Inc. on October 13, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: October 13, 2011	By:	/s/ J. Michael Daniel
J. Michael Daniel
Title: Vice President – Chief Accounting Officer

EXHIBIT INDEX

Description

Exhibit No. 99      News release issued by Bassett Furniture Industries on October 13, 2011.